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COMBINED PROXY STATEMENT

Special Joint Meeting of Stockholders

to be held on July 25, 2007

     The undersigned stockholder(s) of [NAME OF FUND] (the "Fund"), hereby appoint(s) John B. Hammalian and M. Cristina Meiser, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on June 1, 2007, at a Special Joint Meeting of Stockholders to be held at The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166, at 11:00 a.m., on July 25, 2007 and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

Please mark boxes in blue or black ink.

1. Election of Board Members:

For all Nominees /_/	Withhold Authority /_/	Withhold Authority /_/
	only for those Nominee(s)	for all Nominees
whose name(s) I have written
Below

Nominees for Election are: Joseph S. DiMartino, Philip L. Toia, and Benaree Pratt Wiley.

__________________________________________________________________

2. In their discretion, to vote on such other matters as may properly come before the meeting and any adjournment(s) thereof.

FOUR EASY WAYS TO VOTE YOUR PROXY

1.	Call Toll-Free 1-888-___-____, enter the control number listed below and follow the recorded instructions; or

2.	Visit the Internet website www.proxyvote.com, enter the control number listed below and follow the instructions on the website; or

3.	Return this Proxy Card, signed and dated, in the enclosed postage-paid envelope.

* * * CONTROL NUMBER: _______________

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each shareholder is requested to sign, but only one signature is required. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement is acknowledged.

If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope